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                                                            EXHIBIT (1)(a)(ii)

                            CERTIFICATE OF AMENDMENT
                           TO THE DECLARATION OF TRUST
                                       OF
                VAN KAMPEN TRUST FOR INVESTMENT GRADE MUNICIPALS
                                  (THE "TRUST")

            1. The Declaration of Trust amended by this document was originally filed with the Secretary of the Commonwealth of Massachusetts on November 13, 1991.

            2. Pursuant to this Certificate of Amendment, the principal place of business of the Trust shall be changed to 1221 Avenue of the Americas, New York, New York 10020. To effect the aforesaid amendment, Article 1, Section 1.1, of the Declaration of Trust of the Trust, relating to the principal office of the Trust, is amended to read as follows:

                                    ARTICLE I

             NAME, PRINCIPAL OFFICE, RESIDENT AGENT AND DEFINITIONS

            Section 1.1 Name, Principal Office and Resident Agent. The name of the trust created hereby is the "Van Kampen Trust for Investment Grade Municipals" (the "Trust").

            The post office address of the principal office of the Trust is 1221 Avenue of the Americas, New York, New York 10020. The name of the resident agent of the Trust in the Commonwealth of Massachusetts is CT Corporation System, a Delaware corporation, and the post office address of the resident agent is 101 Federal Street, Boston, Massachusetts 02110.

                                   ARTICLE II

                                    TRUSTEES

            Section 2.1 of the Declaration of Trust with respect to the names of the Trustees is hereby amended by removing Ronald A. Nyberg, One Parkview Plaza, Oakbrook Terrace, Illinois 60181 and adding Mitchell M. Merin, 1221 Avenue of the Americas, New York, New York 10020.

            3. Such amendment shall become effective as of the close of business on June 15, 2004.

            4. The amendment herein provided for was authorized in accordance with law.

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            IN WITNESS WHEREOF, the undersigned has signed these presents all on
June 15, 2004.

                                           /s/ Wayne W. Whalen
                                           -----------------------------------
                                           Name: Wayne W. Whalen
                                           As Trustee, and not individually

                                 ACKNOWLEDGEMENT

STATE OF ILLINOIS)
                 )SS
COUNTY OF COOK   )

            On this 15th day of June, 2004, before me personally appeared Wayne
W. Whalen, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

                                                     /s/ Kurt Balder
                                                     ---------------------------
                                                     Notary Public

                                                   My commission expires: 3/8/06

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                            CERTIFICATE OF AMENDMENT
                                       TO
                            THE DECLARATION OF TRUST
                                       OF

                Van Kampen Trust for Investment Grade Municipals

           Pursuant to 950 CMR 109.04 of the Massachusetts General Law

            1. The name of the trust is Van Kampen Trust for Investment Grade Municipals (the "Trust") and its Declaration of Trust was originally filed with the Commonwealth of Massachusetts on November 13, 1991.

            2. Pursuant to this Certificate of Amendment, the number of Trustees of the Trust shall be increased to fifteen (15). To effect this change, Article II, Section 2.1 of the Declaration of Trust is hereby amended to read as follows:

                                   ARTICLE II
                                    TRUSTEES

      Section 2.1 Number of Trustees. The number of Trustees shall initially be three (3), and after a registration statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have been filed, the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that, following the date such registration statement shall have become effective (the "effective date"), the number of Trustees shall in no event be less than three (3) nor more than fifteen (15), except as such number shall be increased in connection with the rights of the holders of the Preferred Shares to elect a majority of the Trustees, as provided for in
      Section 2.2 hereof. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of the decrease.

            3. Such amendment shall become effective as of the close of business on Friday, July 11, 2003.

            IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed this 11th day of July, 2003.

                                            /s/ Wayne W. Whalen
                                            ------------------------------------
                                            Name: Wayne W. Whalen
                                            As Trustee, and not individually

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                            CERTIFICATE OF AMENDMENT
                                       OF
                              DECLARATION OF TRUST
                                       OF

        VAN KAMPEN AMERICAN CAPITAL TRUST FOR INVESTMENT GRADE MUNICIPALS

           PURSUANT TO 950 CMR 109.04 OF THE MASSACHUSETTS GENERAL LAW

            1. The name of the trust is Van Kampen American Capital Trust for Investment Grade Municipals (the "Trust") and its Declaration of Trust was originally filed with the Commonwealth of Massachusetts on November 13, 1991.

            2. Pursuant to this Certificate of Amendment, the name of the Trust will be changed to "Van Kampen Trust for Investment Grade Municipals." To effect this change, Article I of the Declaration of Trust is hereby amended to read as follows:

                        The name of the Trust is: Van Kampen Trust for Investment Grade Municipals ("Trust").

            3. Such name change shall become effective as of the close of business on Friday, August 28, 1998.

            IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed this 6th day of August, 1998.

                                                /s/ Wayne W. Whalen
                                                --------------------------------
                                                As Trustee and not individually

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                            CERTIFICATE OF AMENDMENT
                                       OF
                              DECLARATION OF TRUST

                        Pursuant to Chapter 182 Section 2
                        of the Massachusetts General Laws

                  Van Kampen Merritt Trust for Investment Grade Municipals, a voluntary association with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (the "Trust"), DOES HEREBY CERTIFY:

                  FIRST: That the Directors considered a proposal to change the Trust's name to delete the word "Merritt" and substitute the words "American Capital." Subsequently, the Directors unanimously adopted a resolution setting forth a proposed amendment to the Declaration of Trust, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the proper officers of each Trust
            be, and each of them hereby is authorized and directed, in the name and on behalf of such Trust, to take all actions to cause to be prepared and filed all other documents, to make all expenditures and to execute all instruments by them to be necessary or desirable in effectuating a name change for each Trust to delete the word "Merritt" and substitute the words "American Capital", including without limitation the preparation of an amendment to each Trust's Declaration of Trust, notification to the exchanges, the employment or retention of all such counsel, accountants and experts as may be deemed advisable by them, and the taking of such actions, the execution and filing or delivery of such documents, and the performance of such acts by them shall be conclusive evidence of their approval thereof and the approval thereof and authority therefor by and from such Trust.

                  SECOND: That the proper officers of the Trust have authorized and directed that the Declaration of Trust be amended by changing the first paragraph of Article I thereof so that as amended, said paragraph shall be and read as follows:

                   Section 1.1 Name, Principal Office and Resident
            Agent. The name of the trust created hereby is the Van Kampen American Capital Trust for Investment Grade
            Municipals.

            Third: That such name change shall become effective as of the close of business on Friday, December 29, 1995.

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            IN WITNESS WHEREOF, Van Kampen Merritt Trust for Investment Grade
Municipals has caused this Certificate of Amendment to be executed in its name this 29 day of December, 1995.

                                               VAN KAMPEN MERRITT TRUST FOR
                                               INVESTMENT GRADE MUNICIPALS

                                               /s/ Dennis J. McDonnell
                                               Title: Trustee

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